Exhibit 99
DCB FINANCIAL CORP ANNOUNCES
THIRD QUARTER NET INCOME RESULTS
LEWIS CENTER, Ohio, October 28, 2011 — DCB Financial Corp, (OTC Bulletin Board DCBF), parent holding company of The Delaware County Bank & Trust Company, Lewis Center, Ohio (the “Bank”) announced net income of $276 thousand versus a loss of $9.06 million for the same period in 2010. The increase in net income compared to the third quarter 2010 is mainly attributed to reduced loan provision expense coupled with reduced operating expense, offset by a decline in net interest income.
During the third quarter, Management began implementing a restructuring plan, previously approved by the Board of Directors, consisting of branch closures, a reduction in force and a realignment of branch personnel. These changes were expected to provide cost savings to improve the Bank’s efficiency ratio, while aligning the Company resources to more effectively carry out its strategic plans.
Ronald J. Seiffert, hired in September 2011 as President and CEO noted, “Though I’ve only been on board a short period of time, it’s obvious that Management has put a tremendous amount of effort into laying the groundwork for the future success of the Bank. They’ve been able to reduce operating expenses, reduce risk in the loan portfolio and reorganize staffing, all while making significant progress in addressing our regulatory issues.”
Mr. Seiffert added, “Much of the heavy lifting has been completed, as reflected in some of our credit metrics at the end of the third quarter. Problem loans declined by $30 million since the end of 2010, non-accruals are down and delinquencies were 2.79% at quarter end, the lowest they’ve been in almost two years. Now we can implement plans which will allow us to focus on sustained profitability.”
Net Interest Income
Net interest income of $4.3 million decreased from the $5.2 million reported for the three months ended September 30, 2010. This change is mainly due to the year-over-year reduction in earning assets on the balance sheet. Average year-to-date assets at the Bank through September decreased from $653.9 million in 2010 to $571.5 million in September 2011, a reduction of $82.4 million or 12.5%. The Company’s smaller balance sheet is attributed to a lack of quality loan opportunities, but is also attributed to Management’s initiatives designed to reduce the overall size of the balance sheet in order to improve capital ratios. Management has also focused on deleveraging the balance sheet, specifically by reducing FHLB borrowings, while reducing the dependency in CDARS deposit balances.
Net interest margin was 3.36% for the third quarter 2011, compared to 3.59% for the third quarter 2010. The change in margin is attributed to the decreased levels of short-term cash balances compared to the prior year, offset by declining yields on interest earning assets.
Continued lower loan origination volume and the reduced balance sheet funding requirements have allowed management to focus on tactically addressing the structure of deposits. Non-interest bearing balances increased to $69.5 million from $63.7 million at December 31, 2010. The Bank continues to focus on core deposit generation as part of its focus to increase exposure to consumer markets while reducing its reliance on public funds. Though funding costs remain low, it is likely that some retail deposit costs will increase as various deposit specials are offered to consumers in order to grow those accounts. However, the Corporation has been able to reduce its overall long-term borrowings through the FHLB by replacing those advances with customer deposits. Tactically, the Corporation is de-leveraging the balance sheet through reductions in large time deposits and FHLB advances.

Noninterest Income
Total noninterest income for the quarter was $1.3 million, down from $1.7 million in the third quarter 2010. This decline is mainly attributed to the reduction four major categories: a reduction in gains recognized on security sales; a reduction in gain on loan sales; an increase in losses on the disposition of assets; and a reduction in data processing service fees. During the third quarter no security sales took place, but management may elect to re-balance its investment portfolios in future periods. Loans sales were down compared to the prior year as the economic climate has reduced opportunities in the residential real estate market. Increased losses on mainly OREO properties were due to the increased amount of transactions as the workout process on various credits are completed. Finally, the Corporation exited the data processing business during the third quarter which accounts for the decrease in data processing revenue. However, these declines were offset by the reduced operating costs that supported that business line.
Noninterest Expense
The total noninterest expense of $5.0 million for the third quarter represented a decline of $1.2 million, or 20.0%, from the three months ended September 30, 2010. The decrease in operating expense is attributed to a reduction in salary and benefits expense, a decline in occupancy and equipment costs, a reduction in FDIC deposit insurance premiums, and a decline in loan and collection expenses.
The decline in salary and benefits expense is attributed to the reduction in force Management conducted early in the third quarter. Additional salary and benefit cost reductions are expected going forward as the second phase of the corporate restructure and branch closures are expected to be completed by month-end October 2011. Occupancy and equipment cost are also down, due to reductions in depreciation expense and lower maintenance costs of computer and other equipment. FDIC insurance has declined compared to prior periods due to the overall reduced size of the balance sheet. The Corporation has also experienced a decline in loan and collection expenses as the overall size of the problem loan portfolio has been reduced.
Analysis of Selected Financial Condition
The Corporation’s assets totaled $543.7 million at September 30, 2011, compared to $565.1 million at December 31, 2010, a decrease of $21.4 million. Cash and cash equivalents were $42.3 million at the end of the third quarter, an increase of $8.8 million from December 31, 2010. The increase is mainly attributed to the reductions in the loan portfolio, offset by increases in total investments. Management has focused on re-directing this excess cash into investment securities and reducing FHLB advances in order to restructure balance sheet funding. The reduction of CDARS balances and FHLB advances will likely continue through the remainder of the year.
Total securities increased from $70.9 million at December 31, 2010 to $85.9 million at September 30, 2011. Management is targeting certain levels of limited excess cash in order to increase yields by investing in securities instead of holding lower earning cash balances. The increase in securities also provides collateral for various borrowing opportunities with the Federal Reserve, FHLB and various correspondent banks.
Total loans, excluding loans held for sale, decreased $44.3 million from $424.9 million at December 31, 2010 to $380.6 million at September 30, 2011. The decline in outstanding loan balances is mainly due to the lower volume of new originations due to the current economy, normal loan pay downs, and the charge-off of non-performing loans. Additionally, the Company has been successful in moving non-performing loans off the balance sheet via note sales. The Corporation’s loan originations are expected to remain subdued through year-end as lending staff continues to focus internally on current problem credits.
Total deposits decreased $13.1 million from $465.1 million at December 31, 2010 to $452.0 million at September 30, 2011. This decrease is mainly due to an increase in non-interest bearing deposits, offset by a decline in CDARs balances. This has occurred, as previously mentioned, because of Management’s initiatives to reduce the Company’s overall reliance on wholesale funding.

On an as-needed basis, the Corporation has the ability to utilize a variety of alternative funding sources in order to reduce funding costs or create improved funding structures. However, with its stable deposit base and adequate cash balances, there has been less emphasis on the utilization of borrowed funds. Total FHLB advances decreased $7.7 million, resulting in a balance of $50.8 million at September 30, 2011. Additional reliance on borrowings outside of normal deposit growth may increase the Corporation’s overall cost of funds; however, Management intends to continue to reduce its exposure to high cost FHLB advances.
Provision and Allowance for Loan Losses
The provision for loan losses totaled $625 thousand for the three months ended September 30, 2011, compared to $4.5 million for the same period in 2010. This decline from the previous year’s quarter is mainly attributed to the reduced requirement for additional reserves based on the Bank’s reserve methodology. In the third quarter of 2010, Management provided substantial additional loan loss reserves in order to address valuations in its commercial real estate portfolio due to declining economic conditions. During the current quarter, analysis has indicated an improvement in credit risk due to reduced problem loans, reduced nonaccrual loans, and reduced delinquency rates. The main reason for the improvement in credit quality is due to positive results from workout activities, charge-offs of bad loans and increased collection efforts. Additionally, some improvement in the Bank’s market area in the real estate sector has allowed for quicker sale of notes and OREO at reasonable pricing. On a quarterly basis, Management completes a rigorous loan quality review on its problem credits to determine if additional reserves are needed for expected future credit losses. The allowance for loan losses was $10.2 million, or 2.68% of total loans at September 30, 2011, compared to $12.2 million, or 2.84% of total loans at September 30, 2010. Net charge-offs for the third quarter were $1.8 million and totaled $5.9 million year-to-date in 2011.
Non-accrual loans at September 30, 2011 were $12.5 million, a decrease of $1.3 million from September 30, 2010 and a decline of $4.1 million from December 31, 2010. The majority of non-accrual balances are attributed to loans in the investment real estate sector that were not generating sufficient cash flow to service the debt. Management continues to focus on workout related activity to reduce non-accrual and substandard but performing loans. Delinquent loans over thirty days decreased to 2.79% of total loans at September 30, 2011 from 4.01% at December 31, 2010, and down from the 3.64% reported at June 30, 2011. The improving delinquency trends are due to improved collection results and, as noted above, due to the improvement in non-accrual loans. Delinquent loans continue to be mainly attributed to the real estate investment and commercial portfolios.

DCB FINANCIAL CORP
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)

	September 30,	December 31,
	2011	2010
	(unaudited)
ASSETS
Cash and due from financial institutions	$11,996	$10,024
Interest-bearing deposits	30,294	23,497

Total cash and cash equivalents	42,290	33,521
Securities available-for-sale	84,701	69,597
Securities held-to-maturity	1,267	1,313

Total securities	85,968	70,910
Loans held-for-sale, at lower of cost or fair value	63	753
Loans	380,638	424,864
Less allowance for loan losses	(10,195)	(12,247)

Net loans	370,443	412,617
Real estate owned	4,871	5,284
Investment in FHLB stock	3,799	3,799
Premises and equipment, net	12,317	13,175
Bank-owned life insurance	17,658	17,073
Accrued interest receivable and other assets	6,253	7,973

Total assets	$543,662	$565,105

LIABILITIES
Deposits
Noninterest-bearing	$69,535	$63,695
Interest-bearing	382,450	401,381

Total deposits	451,985	465,076
Federal funds purchased and other short-term borrowings	1,296	1,265
Federal Home Loan Bank advances	50,816	58,502
Accrued interest payable and other liabilities	2,665	2,848

Total liabilities	506,762	527,691

SHAREHOLDERS’ EQUITY
Common stock, no par value, 7,500,000 shares authorized, 4,273,908 issued	3,785	3,785
Retained earnings	46,339	47,883
Treasury stock, at cost, 556,523 shares	(13,494)	(13,494)
Accumulated other comprehensive loss	270	(760)

Total shareholders’ equity	36,900	37,414

Total liabilities and shareholders’ equity	$543,662	$565,105

DCB FINANCIAL CORP
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,
	2011	2010
Interest and dividend income
Loans	$4,948	$6,097
Taxable securities	550	621
Tax-exempt securities	72	145
Federal funds sold and other	27	33

Total interest income	5,597	6,896

Interest expense
Deposits	713	1,056
Borrowings	556	686

Total interest expense	1,269	1,742

Net interest income	4,328	5,154

Provision for loan losses	625	4,531

Net interest income after provision for loan losses	3,703	623

Noninterest income
Service charges on deposit accounts	697	652
Trust department income	223	225
Net gain (loss) on sale of securities	—	63
Net gain (loss) on sales of assets	(98)	28
Gains on sale of loans	23	144
Treasury management fees	69	117
Data processing servicing fees	79	163
Earnings on bank owned life insurance	169	167
Other	167	152

Total noninterest income	1,329	1,711

Noninterest expense
Salaries and other employee benefits	2,255	2,611
Occupancy and equipment	960	1,104
Professional services	371	475
Advertising	89	121
Postage, freight and courier	61	77
Supplies	43	43
State franchise taxes	98	152
Federal deposit insurance premiums	319	375
Other	799	1,284

Total noninterest expense	4,995	6,242

Gain (loss) before income tax credits	37	(3,908)
Income tax credits	(239)	5,151

Net income (loss)	$276	$(9,059)

Basic and diluted income (loss) per common share	$0.07	$(2.44)

Dividends per share	$—	$—

DCB FINANCIAL CORP
Selected Key Ratios and Other Financial Data
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended
	September 30,
	2011	2010

Key Financial Information

Net interest income	$4,328	$5,154

Provision for loan losses	$625	$4,531

Noninterest income	$1,329	$1,711

Noninterest expense	$4,995	$6,242

Net income (loss)	$276	$(9,059)

Loan balances (average)	$387,707	$460,753

Deposit balances (average)	$463,391	$516,949

Non-accrual loans	$12,506	$13,807

Loans 90 days past due and accruing	$1,156	$3,582

Basic income (loss) per common share	$0.07	$(2.44)

Diluted income (loss) per common share	$0.07	$(2.44)

Weighted Average Shares Outstanding:
Basic	3,717,385	3,717,385
Diluted	3,717,385	3,717,385

DCB FINANCIAL CORP
Selected Key Ratios and Other Financial Data
(Unaudited)

	Three Months Ended
	September 30,
	2011	2010
Key ratios

Return on average assets	0.05%	(1.44)%

Return on average shareholders’ equity	0.76%	(23.3)%

Annualized noninterest expense to average assets	3.53%	3.96%

Efficiency ratio	87.40%	91.00%

Net interest margin	3.36%	3.59%

Allowance for loan losses as a percentage of period end loans	2.68%	2.84%

Total allowance for losses on loans to non-accrual loans	81.52%	92.18%

Net charge-offs (annualized) as a percent of average loans	1.84%	4.26%

Non-accrual loans to total loans (net)	3.29%	3.08%

Delinquent loans (30+ days)	2.79%	4.14%

Business of DCB Financial Corp
DCB Financial Corp (the “Corporation”) is a financial holding company formed under the laws of the State of Ohio. The Corporation is the parent of The Delaware County Bank & Trust Company, (the “Bank”) a state-chartered commercial bank. The Bank conducts business from its main offices at 110 Riverbend Avenue in Lewis Center, Ohio, and through its 19 branch offices located in Delaware County, Ohio and surrounding communities. The Bank provides customary retail and commercial banking services to its customers, including checking and savings accounts, time deposits, IRAs, safe deposit facilities, personal loans, commercial loans, real estate mortgage loans, night depository facilities and trust and personalized wealth management services. The Bank also provides cash management, bond registrar and payment services. The Bank offers data processing services to other financial institutions; however such services are not a significant part of its current operations or revenues.
Application of Critical Accounting Policies
DCB’s consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States and follow general practices within the financial services industry. The application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements and accompanying notes. These estimates, assumptions, and judgments are based on information available as of the date of the financial statements; as this information changes, the financial statements could reflect different estimates, assumptions, and judgments.
The most significant accounting policies followed by the Corporation are presented in Note 1 of the audited consolidated financial statements contained in the Corporation’s 2010 Annual Report to Shareholders. These policies, along with the disclosures presented in the other financial statement notes and in this financial review, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined.
Forward-Looking Statements
Certain statements in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to the financial condition and prospects, lending risks, plans for future business development and marketing activities, capital spending and financing sources, capital structure, the effects of regulation and competition, and the prospective business of both the Corporation and its wholly-owned subsidiary The Delaware County Bank & Trust Company. Where used in this report, the word “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar words and expressions, as they relate to the Corporation or the Bank or their respective management, identify forward-looking statements. Such forward-looking statements reflect the current views of the Corporation and are based on information currently available to the management of the Corporation and the Bank and upon current expectations, estimates, and projections about the Corporation and its industry, management’s belief with respect thereto, and certain assumptions made by management. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) general economic conditions, either nationally or regionally (especially in central Ohio), becoming less favorable than expected resulting in, among other things, a deterioration in credit quality of assets; (v) changes occurring in business conditions and inflation; (vi) changes in technology; (vii) changes in monetary and tax policies; (viii) changes in the securities markets; and (ix) other risks and uncertainties detailed from time to time in the filings of the Corporation with the Securities and Exchange Commission.
The Corporation does not undertake, and specifically disclaims any obligation, to publicly revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.